SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  September 11, 2008

(Date of earliest event reported)
AFFORDABLE GREEN HOMES INTERNATIONAL, INC.

(Exact name of registrant as specified in the charter)

Nevada	Comisson File No.	87-0785410
(State or other jurisdiction of incorporation)	000-52950	(IRS Employer Identification No.)

(Address of Principal Executive Offices)

1325 Spruce St
Suite 200
Riverside, CA 92507

Registrant’s telephone number including area code)

 (951) 538-8362

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual meeting and election of a new Board of Directors.  Effective September 11, 2008 at an annual meeting of the shareholders, which were represented in person or by proxy of 70.6% of the issued and outstanding common shares of the Company, the shareholders represented unanimously elected Michael P. Vahl, Zack Lark and Buck Buchannan as the directors of the Company for a period of one year and until the next annual meeting of the shareholders is held.

Michael P. Vahl,   President and CEO and Board Chairman.  Mr. Vahl has owned The Vahl Software Group, a computer and business consulting firm since 1988.  Mr. Vahl also co-founded Capital Development Group, Inc., in 1994 and helped it go public in 1995.  Capital Development Group, Inc. was in the business of factoring Medical Accounts Receivables.  Mr. Vahl also sits on a number of non-profit Board of Directors in Riverside, California.

Mr. Vahl received a B.S. in Mathematical Sciences from Oregon State University in 1980.  He received his M.B.A. from the University of Portland in 1982 with an emphasis in Finance.  He also has over 30 credit hours towards his Masters in Tax Accounting.

 Zachary Oren Lark,  Director   Mr. Lark is managing Director of ARGO Venture Group, LLC a boutique venture consulting firm which provides services focused on "Work Out" and Start-up" situations as well as real estate investment services. In 1997 he founded and served as Director of Business Development of a Internet Service Provider named Telisphere Communications catering to Business and Government organizations.  In 1999 he sold Telisphere as part of National roll up plan and helped launch a national Software Application Service Provider named Essential Markets. While there he served as a technical and marketing advisor to the founders ending up as Director of Investor Relations.  He left Essential Markets in 2001 to Form his own Venture Consulting company.  Over the past 8 years he has traveled internationally negotiating marketing and distribution agreements, raising money for client companies, assisting them secure long term management teams while hitting business milestones.  He has also participated in various roles in several successful real estate developments. He attended Hawaii Pacific University and currently lives in  Seattle, Washington.

Randall (“Buck”) Buchanan, Director   Mr. Buchanan has been a local resident of the Reno, Spark’s area for over twenty-five (25) years and  has been involved in many of Northern Nevada’s major real estate developments including construction management of some of the largest local hotel and gaming resort properties. He served our country for years of service in the military and his tours during the Vietnam Conflict.  His earned his  a Business degree from Pennsylvania State University. Mr. Buchanan has achieved many entrepreneurial successes, with one of this latest being the company he has owned and manage for over fifteen (15) years, Servicemaster by Buchanan. Founded on his belief of “giving back” to those in need, his company exemplifies his character. It’s often said of Mr. Buchanan, his common sense approach united with his high energy and moral values is what inspires his employees, partners and friends to greater heights His vision and perseverance will be the most valuable asset. He is an effective leader that “gets things done right!”

The Company as of this date has not compensated any of the directors or officers.

The shareholders also unanimously approved the continued retention of Ronald R. Chadwick, P.C. Certified Public Accountant 2851 South Parker Road,  suite 720 Aurora, Colorado 80014 as the Company auditor and William O’Neal, Esq. of 17100 E. Shea Blvd, Suite 400-D Fountain Hills, AZ  85268 as corporate counsel.

Immediately following adjournment of the annual meeting, the directors convened a meeting of the Board of Directors and elected Mike Vahl as Chairman President and CEO and Zachery Lark as Secretary and Treasurer.

:SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFORDABLE GREEN HOMES INTERNATIONAL, INC.

Dated: September 15, 2008	By:	/s/ Mike Vahl
Name: Mike Vahl
Title: CEO

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